Exhibit 24.1

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint each of John R. Buran, David W. Fry, and Maria A. Grasso, with full power of substitution, his true and lawful attorney-in-fact and agent to execute in his name (whether on behalf of Flushing Financial Corporation (the “Company”) or as an officer or director of the Company) the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to shares of the Company’s Common Stock issuable under the Flushing Savings Bank, FSB 401(k) Savings Plan, including without limitation, any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission.  Each such attorney-in-fact and his substitutes shall have and may exercise all powers to act hereunder as the undersigned could do in person.  The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this ____ day of May, 2008.

/s/ John R. Buran	/s/ Vincent F. Nicolosi
John R. Buran	Vincent F. Nicolosi

/s/ Gerard P. Tully, Sr.	/s/ James D. Bennett
Gerard P. Tully, Sr.	James D. Bennett

/s/ David W. Fry
David W. Fry	Donna M. O'Brien

Steven J. D'Iorio	Franklin F. Regan, Jr.

/s/ Louis C. Grassi	/s/ John E. Roe, Sr.
Louis C. Grassi	John E. Roe, Sr.

/s/ Michael J. Hegarty
Michael J. Hegarty	Michael J. Russo

/s/ John J. McCabe
John J. McCabe	Sam Han